UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 15, 2012 (March 9, 2012)

ADVOCAT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1621 Galleria Boulevard Brentwood, TN 37027-2926

(Address of principal executive offices)

(615) 771-7575

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 13, 2012, the Company entered into a First Amendment to Term Loan and Security Agreement and a First Amendment to Amended and Restated Revolving Loan and Security Agreement each by and among the subsidiaries of the Company, The PrivateBank and Trust Company, an Illinois banking corporation in its individual capacity and the other financial institutions parties thereto, and The PrivateBank and Trust Company, an Illinois banking corporation in its capacity as administrative agent for the Lenders. The amendment allows for the exclusion of certain expenses when calculating the debt covenants and lowers the requirements for the fixed charge coverage ratio to 1.0 to 1.0 for the two quarters ending June 2012 and September 2012.

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

Employment Agreements

On March 9, 2012, the Compensation Committee recommended and the Board approved an amendment to the Employment Agreement between the Company and Kelly Gill, the Company’s Chief Executive Officer. The Amendment provides that in the event Mr. Gill’s employment is terminated in certain circumstances as defined in the Amendment, the Company will pay Mr. Gill severance in the amount of two times his annual salary.

Sam Daniel has notified the Company that he will be resigning his position with the Company in the near future to return to a private startup role with a management group that he has worked with in the past. Glynn Riddle has agreed to remain as Chief Financial Officer of the Company on an interim basis and to help with the transition once a new Chief Financial Officer is identified.

2012 Salaries

The Compensation Committee recommended and the Board approved the following base salaries for the Named Executive Officers for 2012:

Named Executive Officer	Title	2012 Salary
Kelly Gill	Chief Executive Officer	$450,000
Glynn Riddle	Chief Financial Officer	$300,000

Long Term Incentive Grants

In connection with the Company’s 2011 performance, on March 9, 2012, the Compensation Committee recommended and the Board approved the grant of restricted stock to be granted on March 12, 2012, to certain executive officers, which shares of restricted stock will vest 1/3 on the first, second and third anniversary of the date of grant.

Named Executive Officer	Restricted Stock Grant

Kelly Gill	25,000 shares

2011 Bonuses

On March 9, 2012, the Compensation Committee recommended and the Board approved the payment of bonuses for the Named Executive Officers based upon the Company’s and their individual performance in 2011, as follows:

Named Executive Officer	2011 Bonus

Kelly Gill	$ 136,688

Glynn Riddle	78,866

Mr. Gill has elected to receive $41,006.40 of his cash bonus in restricted stock units. Mr. Riddle has elected to receive $39,433.00 of his cash bonus in restricted stock units. The price for the restricted stock units is equal to 85% of the closing price of the Company’s stock on March 12, 2012, the date the cash bonuses were paid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVOCAT INC.

By:	/s/ L. Glynn Riddle, Jr.
L. Glynn Riddle, Jr.
Chief Financial Officer

Date: March 15, 2012